USVC VENTURE CAPITAL ACCESS FUND SC-TO-I

Exhibit 99.(d)

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO EDIT OR WITHDRAW THE INSTRUCTIONS YOU SUBMITTED ON YOUR REPURCHASE REQUEST

Editing and Cancellation Requests and Submission Flow for Tender of Shares in

USVC VENTURE CAPITAL ACCESS FUND

Tendered Pursuant to the Offer to Purchase Dated September 30, 2026

THE OFFER, EDIT AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND EDITING OR CANCELLATION REQUEST MUST BE RECEIVED BY THE FUND BY,

11:59 P.M., EASTERN TIME, ON OCTOBER 29, 2026, UNLESS THE OFFER IS EXTENDED.

Submit the editing or cancellation request shown below through the Shareholder’s online account with the Fund (if applicable)

(screenshots follow)

Repurchases

Current shares	Current NAV per share	Current portfolio value
25.0	$22.50	$562

You have submitted a repurchase request for 1.25 shares ($28.13)

After the submission window closes, requests will be reviewed and fulfilled according to the terms of the offer. If total requests exceed the approved amount, your request may be only partially fulfilled. We will notify you of your final allocation. You may edit or cancel your request until the submission deadline on October 29, 2026 at 11:59 PM ET.

Estimated at the current NAV. Final amount is set at settlement and may vary.

Edit request

History

Window	Requested Shares	Repurchased Shares	NAV	Amount	Status
Q3 2026	1.25	-	-	-	Submitted
Totals	1.25	0.0		$0	

×

What percentage of your holdings would you like to request for repurchase?

You currently have 25.0 shares totaling $562 calculated at the current NAV price of $22.50.

5.0 %

Requested Shares 1.25

Estimated Value $28.13

Estimated at the current NAV. Final amount is set at settlement and may vary.

Continue

Discard edits or Cancel repurchase request

i

Confirm your deposit account
The below account is securely linked via Plaid.
Test Bank *9983
Continue
Cancel

Submit your repurchase request
Shares
1.00
Estimated Value
$22.50
Confirmation Date
10/30/2026 (Estimated)
Deposit Method
Test Bank *9983
Estimated at the current NAV. Final amount is set at settlement and may vary.
I have read and agree to the terms specified in the offer materials. I understand that:
The fund will determine my final allocation after the submission window closes based on all submitted requests.
My request may only be partially fulfilled if total requests exceed the approved amount according to the terms of the offer.
I will no longer be able to cancel or change my request after the submission deadline on October 29, 2026 at 11:59 PM ET.
Submit
Cancel

ii

Your repurchase request has been submitted

We have received your repurchase request.

After the submission window closes, requests will be reviewed and fulfilled according to the terms of the offer. If total requests exceed the approved amount, your request may be only partially fulfilled. We will notify you of your final allocation.

You may edit or cancel your request until the submission deadline on October 29, 2026 at 11:59 PM ET.

Requested Shares	1.75
Estimated Value	$39.38

Estimated at the current NAV. Final amount is set at settlement and may vary.

Done

USVC

Q3 2026 repurchase request edit received

Hi Charlie,

Your updated repurchase request for 1.75 shares has been received.

After the deadline, requests will be reviewed and fulfilled according to the terms of the offer. If total requests exceed the approved amount, your request may be only partially fulfilled. We will notify you of your final allocation.

You may further edit or cancel your request until the submission deadline on October 29, 2026 at 11:59 PM ET.

Regards,
Erik Syvertsen
Chairman, USVC

usvc.com
Copyright 2026 USVC, All Rights Reserved

iii

Confirm your repurchase request cancellation

Once cancelled, you can submit another request prior to the repurchase window deadline of October 29, 2026 at 11:59 PM ET. If you want to modify this request instead of cancel it, you can edit it until the repurchase window deadline.

Requested Shares	2.25
Estimated Value	$50.63

Estimated at the current NAV. Final amount is set at settlement and may vary.

Confirm cancellation

Keep repurchase request

Your repurchase request has been cancelled

Done

iv

Cancelled

2.25 Shares

This repurchase request was cancelled.

Transaction Type	Repurchase
Requested Shares	2.25
Submitted Date	10/1/2026
Deposit Method	Test Bank *9983

View offering documents

USVC

Your Q3 2026 repurchase request has been cancelled

Hi Charlie,

Your repurchase request cancellation has been received.

You may submit a new repurchase request until the submission deadline on October 29, 2026 at 11:59 PM ET.

Regards,
Erik Syvertsen
Chairman, USVC

usvc.com

Copyright 2026 USVC, All Rights Reserved

v